                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             SUNSHINE DESIGN, L.P.




         This Certificate of Limited Partnership of Sunshine Design, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1.       The name of the limited partnership is Sunshine Design, L.P..

         2. The address of the registered office of the Limited Partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The Limited Partnership's registered agent at that address is Corporation Service Company.

         3.       The name and address of the general partner is:


NAME                                          ADDRESS
----                                          -------
Sunshine Design, Inc.                         150 East 58th Street, 19th Floor
                                              New York, NY   10155


         IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of June 10, 1997.


                                      SUNSHINE DESIGN, L.P.

                                      By:  Sunshine Design, Inc.,
                                      as General Partner



                                           /s/  Robert F. X. Sillerman
                                      By:  ------------------------------------
                                               Robert F. X. Sillerman
                                               Executive Chairman



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                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             SUNSHINE DESIGN, L.P.



         This Amendment of Certificate of Limited Partnership of Sunshine Design, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of amending the Certificate of Limited Partnership originally filed with the State of Delaware on June 11, 1997, pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1. Pursuant to the Delaware Revised Uniform Limited Partnership Act, the Certificate of Limited Partnership is amended as follows:

         The name of the Limited Partnership has been changed from Sunshine Design, L.P. to Sunshine Designs, L.P.

         IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Limited Partnership, has caused this Certificate of Amendment to be duly executed as of October 14, 1997.


                             Sunshine Designs, Inc.

                             By:  Sunshine Designs, Inc., as General Partner




                                           /s/ Howard J. Tytel
                                    By:  --------------------------------------
                                           Howard J. Tytel
                                           Executive Vice President